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                                                                  EXHIBIT 23(a)

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form SB-2 of our reports dated ____, 1998 relating to the audited financial statements of Computerized Thermal Imaging, Inc. which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Ham, Langston & Brezina, LLP

Houston, Texas
February 20, 1998